      As filed with the Securities and Exchange Commission on September 11, 1998
                                                     Registration No. 333-______
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                              ----------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                              ----------------

                             ORACLE CORPORATION
           (Exact name of Registrant as specified in its charter)


       DELAWARE                                         942871189
(State of incorporation)                    (I.R.S. Employer Identification No.)

                             500 ORACLE PARKWAY
                      REDWOOD SHORES, CALIFORNIA  94065
                  (Address of principal executive offices)

                           -----------------------

                      ORACLE CORPORATION 401(k) SAVINGS
                             AND INVESTMENT PLAN
                          (Full title of the Plan)

                           -----------------------

                              DANIEL COOPERMAN
            SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                             ORACLE CORPORATION
                             500 ORACLE PARKWAY
                      REDWOOD SHORES, CALIFORNIA  94065
                               (650) 506-7000
(Name, address and telephone number, including area code, of agent for service)

                           -----------------------
                                  Copy to:

                            Donald M. Keller, Jr.
                              Venture Law Group
                         A Professional Corporation
                             2800 Sand Hill Road
                        Menlo Park, California 94025
                               (415) 854-4488

                             Page 1 of 10 Pages
                           Exhibit Index on Page 8



---------------------------------------------------------------------------------------------------------------------
                                  CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
                                                                    Proposed         Proposed
                                              Maximum Amount         Maximum          Maximum            Amount of
                                                   to be          Offering Price     Aggregate         Registration
Title of Securities to be Registered          Registered(1)         Per Share      Offering Price           Fee
---------------------------------------------------------------------------------------------------------------------

 Common Stock, $0.01 par value (2).........   4,000,000 Shares       $20.15625(3)       $80,625,000        $23,785
 Beneficial Interests in Oracle
      Corporation 401(k) Savings
      and Investment Plan, (4).............        ---                  ---               ---                ---

_______________________
(1) Based upon Oracle Corporation's estimate of the number of shares of Common Stock that will be issued pursuant to the 401(k) Savings and Investment Plan. This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 401(k) Savings and Investment Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) The securities include certain rights associated with the Common Stock pursuant to a Rights Agreement dated December 3, 1990, as amended on January 24, 1994 and March 31, 1998.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act. The computation with respect to shares of Common Stock issuable pursuant to the 401(k) Savings and Investment Plan is based upon the average high and low sale prices of the Common Stock of Oracle Corporation as reported on the Nasdaq National Market on September 4, 1998.

(4) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Savings and Investment Plan. Includes related interests in the trust created pursuant to the 401(k) Savings and Investment Plan. The required information regarding beneficial interests is subsumed in the information above regarding Common Stock.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.         INCORPORATION OF DOCUMENTS BY REFERENCE.
                ---------------------------------------

          In accordance with General Instruction E to Form S-8, the contents of the Company's Registration Statement on Form S-8, Commission File No. 33-33564, including exhibits thereto, are hereby incorporated by reference into this Registration Statement, except as the same may be modified by the information set forth herein.

          The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:
                 ----------

     (a)   The Company's latest Annual Report on Form 10-K (the "Annual Report")
                                                                 -------------
for the fiscal year ended May 31, 1998 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains
                                                  ------------
audited financial statements for the Company's latest fiscal year for which such statements have been filed, and the latest Annual Report on Form 11-K (the "Form
                                                                            ----
11-K") for the fiscal year ended December 31, 1997 filed pursuant to the
----
Exchange Act by the Oracle Corporation 401(k) Savings and Investment Plan (the

"Plan"), which contains audited financial statements for the Plan's latest
-----
fiscal year for which such statements have been filed.

     (b)   All other reports filed by the Company or the Plan pursuant to
Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report or the Form 11-K, as applicable, referred to in (a) above.

     (c) The descriptions of the Company's Common Stock and of certain rights associated with such Common Stock (the "Rights") contained in the Registrant's registration statements filed with the Commission under Section 12 of the Exchange Act on April 2, 1986 (with respect to the Common Stock) and on December 10, 1990 (with respect to the Rights), and on the Form 8-A/A filed by the Company on March 31, 1998 (with respect to the Rights), including any amendments or reports filed for the purpose of updating such descriptions.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be part hereof from the date of filing such documents.


Item 5.         INTERESTS OF NAMED EXPERTS AND COUNSEL.
                --------------------------------------

          As of August 31, 1998, attorneys of Venture Law Group who have performed services with respect to this Registration Statement beneficially owned approximately 76,000 shares of the Company's Common Stock.

Item 8.         EXHIBITS.
                --------


                Exhibit
                Number
                -------
                4.1(1) Amended and Restated Preferred Shares Rights Agreement dated March 31, 1998 between Oracle Corporation and BancBoston, N.A.

                5.1            Opinion of Brobeck, Phleger & Harrison.

                23.1 Consent of Brobeck, Phleger & Harrison (included in Exhibit 5.1).

                23.2           Consent of Independent Public Accountants.

                24.1           Powers of Attorney (see p. 6).


               (1) Incorporated by reference to the exhibits filed with the Registrant's Form 8-A/A filed with the Securities and Exchange Commission on March 31, 1998.

Item 9.         UNDERTAKINGS.
                ------------

          The undersigned Registrant hereby undertakes:

                (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, and each filing of the 401(k) Savings and Investment Plan's annual report pursuant to Section 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                           [Signature Pages Follow]

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Oracle Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood Shores, State of California, on this 10th day of September, 1998.


                                        Oracle Corporation



                                        By:  /s/Jeffrey O. Henley
                                            ------------------------------
                                             Jeffrey O. Henley
                                             Executive Vice President
                                             and Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey O. Henley and Daniel Cooperman, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                   Title                                 Date
              ---------                                   -----                                 ----
Principal Executive Officer:

/s/ Lawrence J. Ellison                   Chief Executive Officer and                       September 10, 1998
-------------------------------------       Chairman of the Board
Lawrence J. Ellison

Principal Financial Officer:

/s/ Jeffrey O. Henley                     Executive Vice President,                         September 10, 1998
-------------------------------------       Chief Financial Officer and Director
Jeffrey O. Henley

Principal Accounting Officer:

/s/ Thomas A. Williams                    Vice President and Corporate Controller           September 10, 1998
-------------------------------------
Thomas A. Williams

Directors:

/s/ Raymond J. Lane                       President, Chief Operating Officer and            September 10, 1998
-------------------------------------       Director
Raymond J. Lane

/s/ Donald L. Lucas                       Director                                          September 10, 1998
-------------------------------------
Donald L. Lucas

/s/ Jeffrey Berg                          Director                                          September 10, 1998
-------------------------------------
Jeffrey Berg

/s/ Michael J. Boskin                     Director                                          September 10, 1998
-------------------------------------
Michael J. Boskin

/s/ Jack F. Kemp                          Director                                          September 10, 1998
-------------------------------------
Jack F. Kemp

/s/ Richard A. McGinn                     Director                                          September 10, 1998
-------------------------------------
Richard A. McGinn

          401(K) SAVINGS AND INVESTMENT PLAN. Pursuant to the requirements of the Securities Act, the persons who administer the employee benefit plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood Shores, State of California, on the 10th day of September, 1998.

                                    Oracle Corporation 401(k) Savings and
                                    Investment Plan



                                    By: /s/Aldoraine Duffield
                                       ----------------------------------------
                                       Aldoraine Duffield
                                       Chairman, 401(k) Committee

                               INDEX TO EXHIBITS


  Exhibit
  Number
-----------
  4.1(1) Amended and Restated Preferred Shares Rights Agreement dated March 31, 1998 between Oracle Corporation and BancBoston, N.A.

  5.1           Opinion of Brobeck, Phleger & Harrison.

 23.1           Consent of Brobeck, Phleger & Harrison
                (included in Exhibit 5.1).

 23.2           Consent of Independent Public Accountants.

 24.1           Powers of Attorney (see p. 6).

--------------
(1) Incorporated by reference to the exhibits filed with the Registrant's Form 8-A/A filed with the Securities and Exchange Commission on March 31, 1998.